Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan, the 2015 Stock Incentive Plan and the 2015 Employee Stock Purchase Plan of Editas Medicine, Inc. of our report dated March 29, 2016, with respect to the consolidated financial statements of Editas Medicine, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 29, 2016